UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Sandisk Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42420	99-1508671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Sandisk Drive
Milpitas
California	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 801-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	SNDK	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Sandisk Corporation (the “Company”) recently became aware of an unsolicited “mini-tender” offer by Tutanota LLC (“Tutanota”) to purchase up to 100,000 shares of the Company’s common stock at an offer price of $1,150.00 per share. The shares subject to Tutanota’s offer represent less than 0.07% of the Company’s common stock as of April 24, 2026.

On May 14, 2026, the Company issued the press release attached to this current report on Form 8-K as Exhibit 99.1 informing its stockholders that the Company does not endorse Tutanota’s unsolicited mini-tender offer and recommending that stockholders do not tender their shares to Tutanota. Stockholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer in accordance with Tutanota’s offering documents. The offer is currently scheduled to expire at 5:00 p.m. Eastern Time, on Wednesday, May 20, 2026, unless the offer is otherwise extended by Tutanota in its discretion or terminated earlier.

The Company is not affiliated or associated in any way with Tutanota, its mini-tender offer, or the offer documentation. Additional information concerning mini-tenders is included in the attached press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Sandisk Corporation on May 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sandisk Corporation
(Registrant)

By:	/s/ Bernard Shek
Bernard Shek
Chief Legal Officer and Secretary

Date: May 14, 2026